Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-265718) pertaining to the Tempest Therapeutics, Inc. Amended and Restated 2019 Equity Incentive Plan and Tempest Therapeutics, Inc. 2019 Employee Stock Purchase Plan,
(2)
Registration Statement (Form S-3 No. 333-264989) of Tempest Therapeutics, Inc.,
(3)
Registration Statement (Form S-8 No. 333-264943) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan and Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan,
(4)
Registration Statement (Form S-3 No. 333-257990) of Tempest Therapeutics, Inc.,
(5)
Registration Statement (Form S-8 No. 333-257727) pertaining to the Tempest Therapeutics, Inc. 2017 Equity Incentive Plan and Inception 2, Inc. 2011 Equity Incentive Plan,
(6)
Registration Statement (Form S-8 No. 333-182040) pertaining to the 2011 Stock Incentive Plan and 2012 Stock Incentive Plan of OvaScience, Inc.,
(7)
Registration Statement (Form S-8 No. 333-187897) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc.,
(8)
Registration Statement (Form S-8 No. 333-195780) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Stock Option Agreement for Dr. Arthur Tzianabos,
(9)
Registration Statement (Form S-8 No. 333-202793) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc., the Inducement Stock Option Award for Jeffrey E. Young, and the Inducement Stock Option Award for David P. Harding,
(10)
Registration Statement (Form S-8 No. 333-209775) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Inducement Stock Option Award for John Eisel,
(11)
Registration Statement (Form S-8 No. 333-216405) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the 2016 New Employee Inducement Grant Plan, as Amended,
(12)
Registration Statement (Form S-8 No. 333-226750) pertaining to the 2012 Stock Incentive Plan of OvaScience, Inc. and the Inducement Stock Option Award to James W. Lillie, Ph.D.,
(13)
Registration Statement (Form S-8 No. 333-230750) pertaining to the Millendo Therapeutics, Inc. 2012 Stock Plan, OvaScience 2012 Stock Incentive Plan, New Hire Inducement Stock Option Grants, BSA Warrants and BSPCE Warrants,
(14)
Registration Statement (Form S-8 No. 333-235515) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan, Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan, and New Hire Inducement Stock Options Grants of Millendo Therapeutics, Inc., and
(15)
Registration Statement (Form S-8 No. 333-249993) pertaining to the Millendo Therapeutics, Inc. 2019 Equity Incentive Plan, Millendo Therapeutics, Inc. 2019 Employee Stock Purchase Plan, and New Hire Inducement Stock Options Grant of Millendo Therapeutics, Inc.;

of our report dated March 22, 2023, with respect to the consolidated financial statements of Tempest Therapeutics, Inc. included in this Annual Report (Form 10-K) of Tempest Therapeutics, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Chicago, Illinois

March 22, 2023